Exhibit 99.1

NEWS

FOREST OIL CORPORATION	FOR FURTHER INFORMATION
707 17th STREET, SUITE 3600	CONTACT: LARRY C. BUSNARDO
DENVER, COLORADO 80202	DIRECTOR - INVESTOR RELATIONS
303.812.1441

FOR IMMEDIATE RELEASE

FOREST OIL ANNOUNCES CASH TENDER OFFER FOR ITS 7.50% SENIOR

NOTES DUE 2020 AND ITS 7.25% SENIOR NOTES DUE 2019

DENVER, COLORADO — November 7, 2013 - Forest Oil Corporation (NYSE:FST) (Forest or the Company) announced today that it has commenced a cash tender offer to purchase up to $700 million aggregate principal amount of its 7.50% Senior Notes due 2020 (the “2020 Notes”) and its 7.25% Senior Notes due 2019 (the “2019 Notes” and, together with the 2020 Notes, the “Notes”), subject to purchase in accordance with the Acceptance Priority Level for each series of Notes and possible proration within the 2019 Notes as described in the Company’s Offer to Purchase dated November 7, 2013.

The offer will expire at 11:59 p.m., New York City time, on December 6, 2013 (as the same may be extended, the “Expiration Date”), unless earlier terminated. Holders who tender their Notes prior to 5:00 p.m., New York City time, on November 21, 2013 (as the same may be extended, the “Early Tender Date”), will be eligible to receive the total consideration shown in the table below, which includes the early tender premium.  Holders who tender their Notes after the Early Tender Date and prior to the Expiration Date will be eligible to receive only the tender offer consideration shown in the table below, namely the total consideration less the early tender premium. In addition, holders whose Notes are purchased will receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable settlement date.

Payment for all Notes tendered prior to the Early Tender Date and accepted for purchase may be made, at Forest’s option, on the Early Settlement Date, which, if it occurs, will be promptly after the Early Tender Date, provided all conditions to the offer have been satisfied or waived. Forest anticipates that the Early Settlement Date will occur on the same business day that it closes the pending sale of the Company’s oil and gas assets in the Texas Panhandle area or on the next business day. Payment for any tendered Notes accepted for purchase and not acquired by the Company on the Early Settlement Day will be made promptly following the Expiration Date.

Holders of Notes who tender their Notes before the withdrawal deadline, which is 5:00 p.m., New York City time, on November 21, 2013, unless extended, may not withdraw their Notes after the withdrawal deadline, unless otherwise required by law. Holders who tender their Notes after the withdrawal deadline may not withdraw their Notes, unless otherwise required by law.

The following table sets forth some of the terms of the offer:

		Aggregate Principal	Dollars per $1,000 Principal Amount of Notes			Acceptance
Title of Notes	CUSIP Number	Amount Outstanding	Tender Offer Consideration	Early Tender Premium	Total Consideration	Priority Level
7.50% Senior Notes due 2020	346091BF7, 346091BG5and U3455PAF2	$500,000,000	$985.00	$30.00	$1,015.00	1
7.25% Senior Notes due 2019	346091AZ4	$1,000,000,000	$997.67	$30.00	$1,027.67	2

If we purchase any Notes in the Tender Offer, Notes tendered prior to the Early Tender Date will be accepted for purchase in priority to other Notes tendered after the Early Tender Date even if such Notes tendered after the Early Tender Date have a higher acceptance priority level than Notes tendered prior to the Early Tender Date.

If at the Early Tender Date the aggregate principal amount of Notes tendered in the offer exceeds the aggregate maximum tender amount, the Company has the option not to accept any additional Notes tendered after the Early Tender Date. The Company reserves the right to increase or waive the aggregate maximum tender amount in its sole discretion without extending or reinstating withdrawal rights of holders of the Notes.

The offer is not contingent upon the tender of any minimum principal amount of Notes, but the offer is conditioned upon the satisfaction or waiver of certain conditions, including closing the pending sale of the Company’s oil and gas assets in the Texas Panhandle area. The Company expects to use the remaining net proceeds from the sale of the Texas Panhandle assets to reduce outstanding borrowings under its credit facility.  As of October 31, 2013, the Company had outstanding borrowings of $136 million under its credit facility.

Full details of the terms and conditions of the offer are included in the Offer to Purchase and the related letter of transmittal.

Wells Fargo Securities, LLC, BofA Merrill Lynch, and Citigroup Global Markets Inc. are serving as Dealer Managers for the offer. Persons with questions regarding the offer should contact any of the following: Wells Fargo Securities, LLC, toll-free at 866-309-6316 or collect at 704-410-4760; BofA Merrill Lynch, toll-free at 888-292-0070 or collect at 980-387-3907; or Citigroup Global Markets Inc., toll-free at 800-558-3745 or collect at 212-723-6106. Requests for documents may be directed to Georgeson Inc., the Information Agent, toll-free at 888-624-7035.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other security. The offer is made only by the Offer to Purchase dated November 7, 2013 and the related letter of transmittal. The offer is not being made to Noteholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  In any jurisdiction in which the offer is required to be made by a licensed broker or dealer, it shall be deemed to be made on behalf of the Company by the Dealer Managers or one or more registered brokers or dealers licensed in such jurisdiction.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures, and other forward-looking statements relating to Forest are subject to all of the risks and uncertainties normally incident to their exploration for and development and production and sale of liquids and natural gas.

These risks relating to Forest include, but are not limited to, oil and natural gas price volatility, its level of indebtedness, its ability to replace production, its ability to compete with larger producers, environmental risks, drilling and other operating risks, regulatory changes, credit risk of financial counterparties, risks of using third-party transportation and processing facilities and other risks as described in reports that Forest files with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.  Any of these factors could cause Forest’s actual results and plans to differ materially from those in the forward-looking statements.

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Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in the United States and selected international locations.  Forest’s estimated proved reserves and producing properties are located in the United States in Arkansas, Louisiana, Oklahoma, Texas, Utah, and Wyoming.  Forest’s common stock trades on the New York Stock Exchange under the symbol FST.  For more information about Forest, please visit its website at www.forestoil.com.

November 7, 2013